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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549




                                    FORM 8-K




                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): October 26, 2000
                               (October 6, 2000)


                            CERULEAN COMPANIES, INC.
               (Exact Name of Registrant as Specified in Charter)



   GEORGIA                       000-22477                        58-2217138
(State of                  (Commission File No.)             (I.R.S. Employer
Incorporation)                                               Identification No.)



                           3350 PEACHTREE ROAD, N.E.
                             ATLANTA, GEORGIA 30326
          (Address of principal executive offices, including zip code)



                                 (404) 842-8000
              (Registrant's telephone number, including area code)
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ITEM 5.  OTHER EVENTS.

         Cerulean Companies, Inc. announced on October 6, 2000 the settlement of litigation pending in the Superior Court of Richmond County, Augusta, Georgia. The litigation asserted various claims, including that approximately 70,000 additional individuals should have received shares of Cerulean's Class A convertible common stock in 1996 in connection with the conversion of Blue Cross and Blue Shield of Georgia from a not-for-profit to a for-profit corporation. The settlement agreement provides for a $5 million payment by WellPoint Health Networks Inc. shortly after the closing of the merger transaction between WellPoint and Cerulean, plus certain associated expenses to be paid by WellPoint. The settlement payment will be distributed to class members and their attorneys according to the terms of an order of the Superior Court of Richmond County after a fairness hearing, which is presently scheduled for November 2, 2000. The settlement is conditioned on the closing of the WellPoint-Cerulean merger, the terms of which are unaffected by the settlement.



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                                   SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf of the undersigned hereunto duly authorized.



                                              CERULEAN COMPANIES, INC.



Date: October 26, 2000                       By: /s/ Hugh J. Stedman
                                                ------------------------------
                                                Hugh J. Stedman
                                                Secretary


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